Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Emerge Energy Services LP
Southlake, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2013, relating to the consolidated financial statements of Emerge Energy Services LP, which is contained in that Prospectus.

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2013, relating to the consolidated financial statements of Superior Silica Holdings LLC, which is contained in that Prospectus.

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2013, relating to the consolidated financial statements of AEC Holdings LLC, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
April 30, 2013